Exhibit 10.2.ii

International Paper Company
Form of Notice of Award Under the
International Paper Company Restricted Stock
and Deferred Compensation Plan for Non-Employee Directors

Restricted Stock (Stock Settled)

###NON-EMPLOYEE DIRECTOR_NAME###
###HOME_ADDRESS###

THIS CERTIFIES THAT, effective May [●], ####, upon the recommendation of the Governance Committee of the Board of Directors (the “Board”) of International Paper Company (the “Company”), the Board has authorized the grant of a Restricted Stock Award (the “Award”) to ###NON-EMPLOYEE DIRECTOR_NAME### (the “Participant”) under the terms and conditions of the International Paper Company Restricted Stock and Deferred Compensation Plan for Non-Employee Directors (the “Non-Employee Directors Subplan”), a subplan of the International Paper Company 2024 Long-Term Incentive Compensation Plan (the “Plan”). The Award is subject to the Terms and Conditions on the next page of this certificate.

Date of Award:          May [●], ####

Number of Shares of Restricted Stock:    ###TOTAL_AWARDS###

Full Restriction Period:     One-year period beginning on the date of the Annual Meeting of Shareowners of International Paper for a given year and ending on the last business day immediately preceding the next Annual Meeting of Shareowners of International Paper.

The Board has approved the target number of Restricted Stock for this Award, which is ###TOTAL_AWARDS###. The Restricted Stock Award will remain restricted until vested and will be settled in unrestricted Shares at the end of the Restriction Period.

Capitalized terms not otherwise defined in this certificate have the meaning assigned to them in the Plan or the Non-Employee Directors Subplan, as applicable. In the event of any inconsistency between the Terms and Conditions and the provisions of the Non-Employee Directors Subplan, the Non-Employee Directors Subplan will govern. By accepting this Award, the Participant acknowledges receipt of a copy of the Company’s LTIP prospectus, represents that he or she is familiar with the terms and conditions of the Non-Employee Directors Subplan and the Plan and agrees to accept this Award subject to all the terms and conditions of the Non-Employee Directors Subplan, the Plan and the Award.

IN WITNESS WHEREOF, the Company has caused this Award to be executed by its [●] as of the [●] day of May, ####
Melissa S. Flores

Exhibit 10.2.ii
Senior Vice President, Chief Human Resources Officer
Administrator of the Non-Employee Directors Subplan

Exhibit 10.2.ii

TERMS AND CONDITIONS OF RESTRICTED STOCK AWARD – STOCK SETTLED

This award agreement is made between you, the Participant, and International Paper Company, a New York corporation (the “Company”), by direction of the Board of Directors of the Company (the “Board”). This award (“Award”) is subject to the provisions of the Company’s Restricted Stock and Deferred Compensation Plan for Non-Employee Directors (the “Non-Employee Directors Subplan”), a subplan of the International Paper Company 2024 Long-Term Incentive Compensation Plan (the “Plan”). Capitalized terms not defined herein are defined in the Non-Employee Directors Subplan or the Plan, as applicable. This award agreement serves as your acceptance of the Award and the terms and conditions described in this award agreement. You should review all the provisions below.

General Provisions
1.Compliance with Laws and Regulations. It is intended that this Award, and any securities issued pursuant to this Award, will comply with all provisions of federal and applicable state securities laws.
2.Restricted Stock
(a)All Restricted Stock issued under this Award will vest, and the restrictions thereon shall lapse, on the last business day immediately preceding the next Annual Meeting of Shareowners of International Paper that follows the Date of Award (the period before the Restricted Stock vests, the “Restriction Period”) as described in the Notice of Award. Restricted Stock may not be sold, transferred, pledged or assigned at any time prior to the vesting of the Award. You will be asked to file a beneficiary designation form with the Company that names the beneficiary or beneficiaries of the Award.
(b)All dividends accrued during the Restriction Period will be paid in accordance with Section 6(a) of the Non-Employee Directors Subplan.
3.    Payment of Withholding Taxes. Generally, to pay withholding taxes due on an Award upon payout, the Company will reduce the number of shares of Company common stock payable to you by an amount sufficient to pay statutorily required withholding taxes.
4.    Method of Determining Actual Award and Removal of Restrictions
(a)As soon as practicable after the vesting date during the Restriction Period as set forth in the Notice of Award, or as soon as practicable after the date of termination of your service for a reason described in Section 4(b)-(d) below you will receive, in settlement of the Award, unrestricted shares of Company common stock equal to the number of Restricted Stock that vests.
(b)You will receive full (non-prorated) Restricted Stock if your service with the Company terminates due to your death or Disability.
(c)You will receive prorated Restricted Stock if
(i)your service with the Company terminates due to Retirement at the end of the calendar year during which you reach mandatory Retirement age, as defined in the International Paper Company Corporate Governance Guidelines, prorated for the number of months of service for the performance year in which Retirement occurs; or
(ii) you resign or fail to stand for re-election with the consent of the Board, or any failure to be re-elected after being duly nominated. In the event of a resignation with consent during the first year in which an Award is received, the number of Shares with respect to which the restrictions shall be removed will be a prorated portion of Shares originally awarded determined by dividing the number of months of your service during the first year of the award by 12.

Exhibit 10.2.ii
(j)Termination of your Continuous Service as a director for any reason other than those specified above, including any involuntary termination effected by Board action, shall result in forfeiture of the Restricted Stock.
5.    Changes in Stock. In the event of any changes in capital structure of the Company as described in Article 14 of the Plan, the Restricted Stock shall be equitably and proportionately adjusted by the Committee in accordance with Article 14 of the Plan.
6.    Change in Control. In the event of a Change in Control, the Restricted Stock will be treated in accordance with Section 6(f) of the Non-Employee Directors Subplan.
7. Other Terms and Conditions
(a)You acknowledge that you have read, understood and agree with the Non-Employee Directors Subplan, the Plan, this award agreement and any jurisdiction-specific notices that may be applicable to you.
(b)The Board may, at any time and from time to time, amend, modify or terminate the Non-Employee Directors Subplan in accordance with Section 9 thereof.
(c)You (or your estate or beneficiary) will promptly provide all information related to this Award that is requested by the Company for its tax returns.
(d)You (and your surviving spouse, beneficiary, executor, administrator, heirs, successors or assigns) hereby agree to accept as binding, conclusive and final all decisions that are made by the Administrator with respect to interpretations of the terms and condition of the Non-Employee Directors Subplan, the Plan or this Award and with respect to any questions or disputes arising under the Non-Employee Directors Subplan or this Award.
(e)Participation in the Plan and receipt of this Award will not give you any right to a subsequent award, or any right to continued service on the Board for any period, nor will the granting of an Award give the Company any right to your continued services for any period. You understand that this Award is in addition to, and part of your compensation for service as a non-employee director.
(f)You agree that if execution of one or more restrictive covenant agreements is required, this Award will be contingent upon your execution of such agreement(s).
(g)This Award is intended to be exempt from Section 409A of the Code, and will be interpreted in accordance with such intent. This Non-Employee Directors Subplan is a non-funded, non-qualified deferred compensation plan that is intended to comply with Section 409A of the Code. The Non-Employee Directors Subplan is not subject to full protection under ERISA.
(h)Eligibility to participate in the Non-Employee Directors Subplan, and any subsequent offers and participation, are not intended to constitute a public offer in any jurisdiction.
(i)The Non-Employee Directors Subplan is offered by the Company and administered by the Administrator. All Non-Employee Directors Subplan documents are maintained by the Company.
(j)All Non-Employee Directors Subplan documents may be communicated and stored electronically using means that are secure, private and accessible to the relevant parties. You consent to the sole use of electronic communications (including, without limitation, offer and acceptance) in connection with the Non-Employee Directors Subplan.
(k)You acknowledge that your personal data will be processed in accordance with the data privacy policy, notice and/or agreement that is applicable to you in connection with your service.
(l)You accept that the Non-Employee Directors Subplan and Plan documents, including all related communications, may be in the English language only and it is possible that no translated or interpreted versions will be provided. The English versions of such documents will always prevail in the event of any inconsistency with translated or interpreted documents. You agree that you are

Exhibit 10.2.ii
responsible for ensuring that you fully understand the Non-Employee Directors Subplan and Plan documents.
(m)You are strongly encouraged to consult your personal tax adviser(s) regarding the tax treatment of the Award.
(n)The Award and related benefits under the Non-Employee Directors Subplan and Plan are in no way secured, guaranteed or warranted by the Company or any Affiliate and participation in the Non-Employee Directors Subplan involves certain risks. You should exercise caution in relation to Non-Employee Directors Subplan offers and/or participation. You should obtain independent professional advice if you are in doubt about any of the contents of the Non-Employee Directors Subplan documents and before taking actions in relation to the Non-Employee Directors Subplan.
(o)You acknowledge that there is a risk that Shares may fall or rise in value. Market forces may impact the price of Shares and, in the worst case, the Fair Market Value of the Shares subject to your Restricted Stock may become zero. You agree that neither the Company nor any Affiliate is liable for any loss due to movements in Share value.
(p)If Shares are traded in a currency that is not the currency of your jurisdiction, the value of the Shares to you may also be affected by movements in the exchange rate. There may also be an exchange rate risk in relation to any Non-Employee Directors Subplan-related currency that is not the currency of your jurisdiction. You agree that neither the Company nor any Affiliate is liable for any loss due to movements in the exchange rate or any charges imposed in relation to the conversion or transfer of currency.
(q)You acknowledge that rules on dealing notification, insider trading and market abuse (including the terms of the Company’s Insider Trading Policy) may from time to time apply to the Award and related benefits and may prohibit or delay actions or decisions in relation to such payments or benefits. You agree that you are solely responsible for compliance with such rules and that neither the Company nor any Affiliate is liable for any loss due to such rules or for any breaches of such rules by you.
(r)Under local exchange controls, currency controls or foreign asset reporting requirements, you may be subject to certain notification, approval and/or repatriation obligations with respect to Shares and any funds you may transfer or receive in connection with the Non-Employee Directors Subplan. Among other things, such aforementioned obligations may affect your ability to hold Shares, bring Shares into your jurisdiction, reinvest dividends and receive any applicable dividends or dividend equivalents, Share sale proceeds and other payments in a local or foreign account. You may further be subject to local securities law and/or exchange control restrictions and other obligations in the event of a resale of Shares. You agree that you are solely responsible for ensuring compliance with any such obligations that may apply to you in connection with the Non-Employee Directors Subplan, and the Company recommends that you obtain independent professional advice in this regard. In the event that you fail to comply with any such obligations, you agree that neither the Company nor any Affiliate is liable in any way for resulting fines or other penalties.